EXHIBIT 24.1

Power of Attorney

Know all by these presents that the undersigned hereby make, constitute and appoint each of Daniel Mirtschink and Martin Loll, or either of them acting singly, and with full power of substitution, the undersigneds’ true and lawful attorney-in-fact to:

(1)                                 execute for and on behalf of the undersigned, in each of the undersigneds’ capacity as an officer and/or director of Deutsche Boerse Systems, Inc. (the “Company”), such forms, schedules, statements and other documents as may be required to be filed from time to time with the U.S. Securities and Exchange Commission (the “SEC”) with respect to Sections 13(d), 13(g) and 16(a) the Securities Exchange Act of 1934, as amended, and the rules thereunder, including without limitation, Schedule 13D, Schedule 13G, Form 3, Form 4 and Form 5;

(2)                                 do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any securities exchange or similar authority; and

(3)                                 take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until the Company is no longer required to file a Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 with respect to the Company’s holdings of and transactions in securities issued by Bats Global Markets, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of July, 2016.

/s/ David Offutt
Signature

David Offutt
Director

/s/ Vassilis Vergotis
Signature

Vassilis Vergotis
Director